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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           Chromcraft Revington, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                           CHROMCRAFT REVINGTON, INC.
                          1100 NORTH WASHINGTON STREET
                              DELPHI, INDIANA 46923

                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD TUESDAY, MAY 4, 2004

                         -------------------------------

To the Stockholders of Chromcraft Revington, Inc.:

         The annual meeting of stockholders of Chromcraft Revington, Inc. (the "Company") will be held on Tuesday, May 4, 2004 at 9:00 a.m., local time, at the Canterbury Hotel, 123 South Illinois Street, Indianapolis, Indiana, for the following purposes:

         1. To elect six directors of the Company, each for a term expiring at the 2005 annual meeting of stockholders and until his successor is duly elected and qualified.

         2. To ratify the appointment of KPMG LLP as the independent auditors for the Company for the fiscal year ending December 31, 2004.

         3. To transact such other business as may properly come before the annual meeting of stockholders and any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on March 8, 2004 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting of stockholders.

         Whether or not you plan to attend the annual meeting, you are urged to complete, date and sign the enclosed proxy and return it promptly in the envelope provided so that your shares are represented and voted at the annual meeting.

                                  By Order of the Board of Directors,

                                  Frank T. Kane
                                  Vice President-Finance,
                                  Chief Financial Officer,
                                  Secretary and Treasurer

March 30, 2004

                           CHROMCRAFT REVINGTON, INC.
                          1100 NORTH WASHINGTON STREET
                              DELPHI, INDIANA 46923

                         -------------------------------

                                 PROXY STATEMENT

                         -------------------------------

                               GENERAL INFORMATION

         This proxy statement is furnished to the stockholders of Chromcraft Revington, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the annual meeting of stockholders of the Company to be held on Tuesday, May 4, 2004 at 9:00 a.m., local time, at the Canterbury Hotel, 123 South Illinois Street, Indianapolis, Indiana, and at any and all adjournments or postponements of the meeting. This proxy statement and accompanying form of proxy were first mailed to stockholders of the Company on or about March 30, 2004.

         The cost of soliciting proxies will be borne by the Company. In addition to use of the mail, proxies may be solicited personally or by telephone by directors, officers and certain employees of the Company who will not be specially compensated for such solicitation. The Company also will request brokerage firms, nominees, custodians and fiduciaries to forward the proxy solicitation materials relating to the annual meeting to the beneficial owners of common stock and will reimburse such institutions for the cost of forwarding the materials.

         Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised. Revocation may be made by written notice delivered to the Secretary of the Company, by executing and delivering to the Company a proxy bearing a later date or by attending and voting in person at the annual meeting.

         The shares represented by proxies received by the Company will be voted as instructed by the stockholders giving the proxies. In the absence of specific instructions, proxies will be voted as follows:

         - FOR the election as directors of the six persons named as nominees in this proxy statement, each of whom will hold office for a term expiring at the 2005 annual meeting of stockholders and until his successor is duly elected and qualified; and

         - FOR the approval of the ratification of KPMG LLP as the independent auditors for the Company for the fiscal year ending December 31, 2004.

         If for any reason any director nominee named herein becomes unable or unwilling to serve, the persons named as proxies in the accompanying form of proxy will have authority to vote for a substitute nominee should the Board of Directors determine to nominate another person. The accompanying form of proxy gives discretionary authority to the persons named as proxies to vote in accordance with the directions of the Board of Directors on any other matters that may properly come before the annual meeting.

         The principal executive office of the Company is located at 1100 North Washington Street, Delphi, Indiana 46923.

                                VOTING SECURITIES

         The Company has one class of capital stock outstanding consisting of common stock. The close of business on March 8, 2004 has been fixed as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. On the Record Date, the Company had 5,972,890 shares of common stock outstanding and entitled to vote. There are no other outstanding securities of the Company entitled to vote.

         Each share of common stock of the Company is entitled to one vote, exercisable in person or by proxy. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Shares voting, abstaining or withholding authority to vote on any matter at the annual meeting will be counted as present for purposes of determining a quorum. Assuming a quorum is present at the annual meeting, the election of directors will be determined by a plurality of the votes cast. The ratification of the appointment of KPMG LLP and any other matters that may properly come before the meeting will be approved by the affirmative vote of the holders of at least a majority of the shares present, in person or by proxy, at the annual meeting.

         Instructions on the accompanying proxy to withhold authority to vote for one or more of the director nominees will result in those nominees receiving fewer votes. In counting the votes with respect to the ratification of the appointment of KPMG LLP as the independent auditors for the Company and any other matters that may properly come before the meeting, abstentions will have the same effect as votes against the matter. Shares that are the subject of a broker non-vote will be deemed to be not voted.

                         ITEM 1 - ELECTION OF DIRECTORS

         The first item to be acted upon at the annual meeting of stockholders will be the election of six directors of the Company, each of whom will serve a term expiring at the 2005 annual meeting of stockholders and until his successor is duly elected and qualified.

         The Company expects each nominee for election as a director named in this proxy statement to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees selected by the Board of Directors, unless the Board chooses to reduce the number of directors of the Company. The persons named on the enclosed proxy intend to vote each proxy, if properly signed and returned, FOR the election of each of the six director nominees identified in this proxy statement, unless indicated on the proxy that the stockholder's vote should be withheld from any or all of the nominees.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR EACH
                          OF THE NOMINEES NAMED BELOW.

         Set forth below are the name and age of each nominee, his principal occupation and his directorships with other public companies.

         STEPHEN D. HEALY, age 57, has served as the President of Cochrane Furniture Company, Inc. (a subsidiary of the Company) since October, 1997. He served as President of Korn Industries, Incorporated (a subsidiary of the Company) from December, 2000 to July, 2002. From November, 1996 to September, 1997, Mr. Healy served as Executive Vice President of Cochrane Furniture Company, Inc. He served as the Vice President-Finance of Chromcraft Corporation (a subsidiary of the Company) from February, 1991 to October, 1996. Mr. Healy has served as a director of the Company since 2002.

         DAVID L. KOLB, age 65, has served as the Chairman of the Board of Directors of Mohawk Industries, Inc., a flooring manufacturer, since 2001. From 1988 until 2000, Mr. Kolb served as the Chairman and Chief Executive Officer of Mohawk Industries, Inc. From 1980 until 1988, Mr. Kolb served as the President of Mohawk Carpet Corporation. Mr. Kolb serves as a director of Paxar Corp., a manufacturer of tags and labels for retailers and apparel manufacturers, and as a director of Aaron Rents, Inc., a retailer specializing in the rental and sale of residential and office furniture, consumer electronics and home appliances and accessories. Mr. Kolb has served as a director of the Company since 1992.

         LARRY P. KUNZ, age 69, served as the President and Chief Operating Officer of Payless Cashways, Inc., a retailer of building materials and home improvement products, from 1986 until his retirement in 1993. Mr. Kunz has served as a director of the Company since 1992.

         THEODORE L. MULLETT, age 62, has been a management consultant since 1998. From 1965 until his retirement in 1998, Mr. Mullett was a certified public accountant with KPMG LLP and was a partner with that firm from 1973 until 1998. Mr. Mullett has served as a director of the Company since 2002.

         MICHAEL E. THOMAS, age 62, is the Chairman, President and Chief Executive Officer of the Company. He has served as the President and Chief Executive Officer of the Company since its organization in 1992 and the Chairman of the Board since March 15, 2002. Mr. Thomas has served as a director of the Company since 1992.

         WARREN G. WINTRUB, age 70, was a partner in the accounting firm of Coopers & Lybrand from 1962 until his retirement in 1992. While at Coopers & Lybrand, Mr. Wintrub served as a member of the Executive Committee from 1976 until 1988 and as the Chairman of the Retirement Committee from 1979 until 1992. Mr. Wintrub serves as a director of Getty Realty Corp., a real estate company specializing in the ownership, leasing and management of gasoline station/convenience store properties. Mr. Wintrub also serves as a director of Corporate Property Associates #14, Corporate Property Associates #16 Global and Carey Institutional Properties, each of which is a real estate investment trust. Mr. Wintrub has served as a director of the Company since 1992.

                   ITEM 2 - RATIFICATION OF THE APPOINTMENT OF
                        KPMG LLP AS INDEPENDENT AUDITORS

         The second item of business to be acted upon at the annual meeting of stockholders will be the ratification of the appointment of KPMG LLP as the independent auditors for the Company for the fiscal year ending December 31, 2004. Although ratification by stockholders is not required, the Board of Directors has determined that, as a matter of proper corporate governance, it is desirable to ask stockholders to ratify the Audit Committee's appointment of KPMG LLP as the Company's independent auditors. In the event the appointment of KPMG LLP is not ratified by the stockholders, the Audit Committee will consider the appointment of other independent auditors for the fiscal year ending December 31, 2004. The persons named on the enclosed proxy intend to vote each proxy, if properly signed and returned, FOR the ratification of KPMG LLP as the independent auditors for the Company for the fiscal year ending December 31, 2004, unless indicated otherwise on the stockholder's proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE RATIFICATION OF THE
      APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Mr. Thomas and Mr. Kane are executive officers of the Company, and each serves a term of office of one year and until his successor is duly elected and qualified. Mr. Healy is not an officer of the Company but serves as President of one of the Company's subsidiaries and is a director of the Company. Although Mr. Healy is not an officer of the Company, he may be deemed to be an executive officer under certain rules and regulations of the Securities and Exchange Commission. Mr. Healy's term of office as President of Cochrane Furniture Company, Inc. is one year and until his successor is duly elected and qualified.

         MICHAEL E. THOMAS, age 62, has served as the Chairman of the Board since March 15, 2002 and as the President and Chief Executive Officer of the Company since its organization in 1992.

         FRANK T. KANE, age 50, has served as the Vice President-Finance, Chief Financial Officer, Secretary and Treasurer of the Company since its organization in 1992.

         STEPHEN D. HEALY, age 57, has served as the President of Cochrane Furniture Company, Inc. (a subsidiary of the Company) since October, 1997. He served as President of Korn Industries, Incorporated (a subsidiary of the Company) from December, 2000 until July, 2002. From November, 1996 to September, 1997, Mr. Healy served as Executive Vice President of Cochrane Furniture Company, Inc. Mr. Healy served as the Vice President-Finance of Chromcraft Corporation (a subsidiary of the Company) from February, 1991 to October, 1996.

                           STOCK OWNERSHIP INFORMATION

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table shows the number of shares of common stock of the Company beneficially owned as of the Record Date by each director and executive officer of the Company, as well as the number of shares beneficially owned by all directors and executive officers as a group.

                                      NUMBER OF SHARES                   PERCENT OF
    NAME OF PERSON                 BENEFICIALLY OWNED (1)               COMMON STOCK
    --------------                 ----------------------               ------------
Stephen D. Healy                          84,701(2)                         1.4%
Frank T. Kane                            101,617(3)                         1.7%
David L. Kolb                             23,500                              *
Larry P. Kunz                             11,500                              *
Theodore L. Mullett                       12,700                              *
Michael E. Thomas                        327,006(4)                         5.2%
Warren G. Wintrub                         25,500                              *

Directors and Executive
Officers as a Group                      586,524                            9.0%
(7 Persons)

--------------

*Represents less than 1% of the outstanding common stock of the Company.

         (1) Includes 514,414 shares which directors and officers have the right to acquire pursuant to stock options exercisable within sixty days of the date of this proxy statement as follows:
                  Stephen D. Healy, 84,476; Frank T. Kane, 99,912; David L. Kolb, 7,500; Larry P. Kunz, 7,500; Theodore L. Mullett, 12,500; Michael E. Thomas, 295,026; and Warren G. Wintrub, 7,500.

         (2) Includes 225 shares held for the benefit of Mr. Healy under the Chromcraft Revington Employee Stock Ownership Plan.

         (3) Includes 1,324 shares and 181 shares held for the benefit of Mr. Kane under the Chromcraft Revington Savings Plan and the Chromcraft Revington Employee Stock Ownership Plan, respectively.

         (4) Includes 30,252 shares and 178 shares held for the benefit of Mr. Thomas under the Chromcraft Revington Savings Plan and the Chromcraft Revington Employee Stock Ownership Plan, respectively.

OWNERS OF MORE THAN FIVE PERCENT OF COMMON STOCK

         The stockholders listed in the following table are known by management to beneficially own more than 5% of the outstanding shares of the Company's common stock as of the Record Date.

       NAME AND ADDRESS                     NUMBER OF SHARES                    PERCENT OF
      OF BENEFICIAL OWNER                BENEFICIALLY OWNED (1)                COMMON STOCK
      -------------------                ----------------------                ------------
Chromcraft Revington Employee                   2,000,000                          33.5%
Stock Ownership Plan Trust (1)
1100 North Washington Street
Delphi, Indiana 46923

FMR Corp. (2)                                     957,300                          16.0%
82 Devonshire Street
Boston, Massachusetts 02109

T. Rowe Price Associates, Inc. (3)                897,300                          15.0%
100 East Pratt Street
Baltimore, Maryland 21202

Royce & Associates, LLC (4)                       357,300                           6.0%
1414 Avenue of the Americas
New York, New York 10019

Michael E. Thomas (5)                             327,006                           5.2%
1100 North Washington Street
Delphi, Indiana 46923

--------------

         (1) The Trust provides that the Trustee will vote the shares held by the Trust in accordance with its fiduciary duties. In voting such shares, the Trustee will consider the directions of the plan's participants as to allocated shares and the directions of the plan's Benefits Committee as to unallocated shares. The Benefits Committee consists of Michael E. Thomas, Chairman, President and Chief Executive Officer of the Company, and Frank T. Kane, Vice President-Finance, Chief Financial Officer, Secretary and Treasurer of the Company. The members of the Benefits Committee are appointed by the Board of Directors.

         (2)      Based solely on information provided by FMR Corp. in a
                  Schedule 13G filed with the Securities and Exchange Commission on May 10, 2002. Included as reporting persons in the Schedule 13G are FMR Corp., Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp. The reporting persons have sole power to dispose of 957,300 shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., also is reported as a beneficial owner of the 957,300 shares.

         (3) Based solely on information provided by T. Rowe Price Associates, Inc. ("Price Associates") in a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2004. These securities are owned by T. Rowe Price Small-Cap Value Fund, Inc., which owns 897,300 shares, representing 15.0% of the outstanding shares of common stock, and which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities. However, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

         (4) Based solely on information provided by Royce & Associates, LLC in a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2004. Royce & Associates, LLC is the only reporting person identified in the Schedule 13G and it has sole power to dispose of 357,300 shares.

         (5) Includes 295,026 shares which Mr. Thomas has the right to acquire pursuant to stock options, 30,252 shares held for the benefit of Mr. Thomas under the Chromcraft Revington Savings Plan and 178 shares held for the benefit of Mr. Thomas under the Chromcraft Revington Employee Stock Ownership Plan. Of the total shares reported, Mr. Thomas has sole voting power over all of the shares listed and no dispositive power over the 30,252 shares held for his benefit under the Chromcraft Revington Savings Plan and the 178 shares held for his benefit under the Chromcraft Revington Employee Stock Ownership Plan.

CHANGE IN CONTROL

         In 2002, Court Square Capital Limited ("Court Square"), a Delaware corporation and an affiliate of Citigroup Inc., completed its sale of 5,695,418 shares of Company common stock, comprising approximately 59% of the Company's issued and outstanding shares of common stock on that date, to the Company and the Chromcraft Revington Employee Stock Ownership Plan Trust (the "ESOP Trust"), which forms a part of the Chromcraft Revington Employee Stock Ownership Plan (the "ESOP"). With respect to the 5,695,418 shares of the Company's common stock sold by Court Square, 3,695,418 shares were repurchased by the Company (the "Company Stock Transaction") and 2,000,000 shares were purchased by the ESOP Trust (the "ESOP Stock Transaction" and together with the Company Stock Transaction, the "Transaction").

         The funds required to pay the total consideration and certain related expenses of the Transaction were obtained using available cash and bank borrowings of approximately $45,000,000. Under a term loan and security agreement (the "ESOP Loan Agreement"), the Company loaned $20,000,000 to the ESOP Trust to finance the ESOP Stock Transaction. Under the ESOP Loan Agreement, the ESOP Trust will repay such loan to the Company over a 30-year term at a fixed rate of interest of 5.48% per annum.

         Under the ESOP Loan Agreement, the ESOP Trust pledged the 2,000,000 shares of the Company's common stock owned by it (the "Pledged Shares") to the Company as security for repayment of its obligations thereunder. Under a Pledge and Security Agreement between the Company and National City Bank, as agent for a syndicate of banks, the Company pledged the Pledged Shares to the banks.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the federal securities laws, the Company's directors and executive officers, and any persons beneficially owning more than 10% of the Company's common stock, are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and the Company is required to disclose in this proxy statement any failure to file timely the required reports by directors, executive officers and 10% stockholders of the Company. During 2003, no director or executive officer was late in filing the required reports with the Securities and Exchange Commission. In making this disclosure, the Company has relied solely upon written representations of directors and executive officers of the Company and copies of reports that those persons have filed with the Securities and Exchange Commission and provided to the Company.

CERTAIN STOCK REPURCHASES BY THE COMPANY

         During 2003, the Company repurchased 168,700 shares of its common stock for a total amount of $2,225,860. The number of shares repurchased in 2003 includes 98,200 shares repurchased from Mr. Thomas, the Company's Chairman, President and Chief Executive Officer, for $1,303,605 or $13.275 per share. This per share price was determined based on an average of selling prices of the Company's common stock prior to the date of the Company's repurchase of Mr. Thomas' shares.

                     CORPORATE GOVERNANCE AND BOARD MATTERS

INDEPENDENCE AND GOVERNANCE

         The Board of Directors has determined that each of the directors standing for re-election at the 2004 annual meeting, with the exception of Messrs. Thomas and Healy, has no material relationship with the Company and is independent under the Company's director independence standards. Mr. Thomas is not independent because he serves as the Company's Chairman, President and Chief Executive Officer, and Mr. Healy is not independent because he serves as the President of Cochrane Furniture Company, Inc., a subsidiary of the Company. The Company's director independence standards are the same as the director independence criteria adopted by the New York Stock Exchange as set forth in
Section 303A.02 of the Exchange's Listed Company Manual.

         The Board of Directors has adopted a Code of Ethics applicable to its chief executive officer and senior financial managers, a Code of Business Conduct and Ethics applicable to its directors, officers and employees and a set of Corporate Governance Guidelines. Copies of these items are available, without charge, upon request in writing to Mr. Frank T. Kane, Corporate Secretary, Chromcraft Revington, Inc., at 1100 North Washington Street, Delphi, Indiana 46923, or by telephone at (765) 564-3500.

BOARD COMMITTEES

         The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All members of each of the Committees are non-management directors who are independent under the criteria adopted by the New York Stock Exchange.

         Audit Committee. The members of the Audit Committee are Messrs. Mullett (Chairman), Kolb, Kunz and Wintrub. The Audit Committee held two meetings in 2003. The Audit Committee's charter is attached to this proxy statement as Appendix A. As specified in its charter, the Audit Committee's primary objectives are to assist the Board of Directors in its oversight of (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company's independent auditors, (iii) the performance of the Company's internal audit function, and (iv) the Company's compliance with applicable legal and regulatory requirements.

         In addition, among other responsibilities, the Audit Committee appoints, oversees the performance of and approves the fees of the Company's independent auditors; reviews and discusses with management and the independent auditors the Company's annual audited and quarterly financial statements; reviews with management and the independent auditors the adequacy and effectiveness of the Company's internal controls; discusses with management the Company's major financial risk exposures; assures that the Company maintains an internal audit function; reviews and recommends any changes to the Company's Code of Ethics applicable to its chief executive officer and senior financial officers; annually reviews the Audit Committee's charter and evaluates the Committee's performance; and prepares the Audit Committee report for inclusion in the Company's annual meeting proxy statement.

         The report of the Audit Committee is included in this proxy statement on page 19.

         Mr. Wintrub serves on the Company's Audit Committee as well as the audit committees of four other public companies or entities. The Company's Board of Directors has determined that Mr. Wintrub's service on these audit committees will not impair his ability to serve effectively on the Company's Audit Committee.

         Compensation Committee. The members of the Compensation Committee are Messrs. Kolb (Chairman), Kunz, Mullett and Wintrub. The Compensation Committee held eleven meetings in 2003. The Compensation Committee's charter is attached to this proxy statement as Appendix B. As specified in its charter, the Compensation Committee's primary objective is to assist the Board of Directors in fulfilling its responsibilities relating to the compensation of the executive officers of the Company.

         In addition, among other responsibilities, the Compensation Committee determines the compensation of the Company's chief executive officer and other executive officers; reviews and approves the Company's goals and objectives relevant to compensation of the chief executive officer; develops the philosophies, policies and practices relating to compensation and benefits for executive management of the Company and its subsidiaries; administers the Company's stock option plans for key employees and directors; administers the Company's short term and long term executive incentive plans; reviews and makes recommendations to the Board of Directors regarding any employment agreements for executive management of the Company and its subsidiaries; reviews and makes recommendations to the Board of Directors regarding director compensation; approves a succession plan developed by management for the Company's chief executive officer and other executive officers; annually reviews the Compensation Committee's charter and evaluates the Committee's performance; and prepares the Compensation Committee report for inclusion in the Company's annual meeting proxy statement.

         The report of the Compensation Committee is included in this proxy statement beginning on page 16.

         Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Messrs. Kunz (Chairman), Kolb, Mullett and Wintrub. The Nominating and Corporate Governance Committee was established by the Board of Directors in February, 2004 and, as such, did not meet in 2003. The Nominating and Corporate Governance Committee's charter is attached to this proxy statement as Appendix C. As specified in its charter, the primary objectives of the Nominating and Corporate Governance Committee are to assist the Board of Directors by (i) identifying individuals who are qualified to serve as directors of the Company, (ii) recommending to the Board the director nominees for election at each annual meeting of stockholders, (iii) recommending to the Board any matters relating to the structure, authority and membership of the Board's committees, (iv) developing and recommending to the Board a set of Corporate Governance Guidelines applicable to the Company, and
(v) overseeing the evaluation of the Board of Directors.

         In addition, among other responsibilities, the Nominating and Corporate Governance Committee reviews possible candidates for election to the Company's Board of Directors; develops a set of qualifications that the Committee will consider when evaluating potential director nominees; reviews and recommends to the Board of Directors any changes in the Company's Code of Business Conduct and Ethics for its directors, officers and employees and its Corporate Governance Guidelines; oversees the evaluations of executive management of the Company; and annually reviews the Nominating and Corporate Governance Committee's charter and evaluates the Committee's performance.

BOARD MEETINGS

         The Board of Directors held seven meetings during 2003. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of the Board of Directors of which he is a member.

DIRECTOR COMPENSATION

         Directors who are not employees of the Company are paid an annual retainer of $20,000, plus a fee of $1,500 for each Board of Directors meeting attended in person and a fee of $750 for each telephonic meeting of the Board in which he participates. For committee meetings not held on the same day as a Board of Directors meeting, a director receives a fee of $1,500 for each meeting attended in person and $750 for each telephonic meeting in which he participates. Directors serving as committee chairs receive an additional $3,000 annual retainer. Directors who are employees of the Company do not receive director or committee fees for their service on the Board of Directors.

         Directors who are not employees of the Company are eligible to participate in the Directors' Stock Option Plan of the Company. Under this plan, each director who is not an employee of the Company receives an option to purchase 2,500 shares of common stock on the day following each annual meeting of stockholders. Any new director who is elected or appointed for the first time to the Board of Directors receives an option to purchase 10,000 shares of common stock. All stock options granted under this plan vest immediately at the time of the grant, have an exercise price equal to the fair market value of the underlying shares on the date of the grant and are exercisable for ten years following the date of each grant.

         In 2003, David L. Kolb, Larry P. Kunz, Theodore L. Mullett and Warren
G. Wintrub each received an option to purchase 2,500 shares of common stock under the Directors' Stock Option Plan.

EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS AND PRESIDING DIRECTOR

         Executive sessions of the Board of Directors are those at which only directors who are not also employees of the Company are present. Because only independent directors are members of the Board's committees and because these committees meet periodically during the year, executive sessions of the Board of Directors will be held on an as-needed basis but, in any event, at least once a year. In addition, any non-management directors can request that an executive session of the Board be scheduled.

         The presiding director is the director who presides over executive sessions of the Board of Directors. The Board of Directors has not designated a specific director to serve as the presiding director at all executive sessions of the Board. Instead, the independent directors have determined to rotate the presiding director position among themselves in the following order: Mr. Kolb, Mr. Kunz, Mr. Mullett and Mr. Wintrub. The rotation will occur once a director has presided over an executive session.

CONSIDERATION OF DIRECTOR CANDIDATES

         Role of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by the Committee's members, by other members of the Board of Directors and by stockholders. For existing directors to be nominated for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider the director's performance on the Board, his attendance record at Board and committee meetings, the needs of the Company and the ability of the director to continue to satisfy the established director qualifications set forth in the Company's Corporate Governance Guidelines.

         With respect to new members of the Board, the Nominating and Corporate Governance Committee will consider the needs of the Company and whether the director satisfies the Committee's established director qualifications. When the Committee determines a need exists, the Committee will recommend new directors to replace directors who do not seek re-election, to fill vacancies or to add members to the Board of Directors in the event the size of the Board is increased. Once the Committee has identified a prospective director nominee and has conducted an initial evaluation of the candidate, the Committee will interview the candidate. If the Committee believes the candidate would be an appropriate addition to the Board of Directors, it will recommend to the full Board of Directors that the individual be nominated for election at an annual meeting of stockholders or be elected to fill a vacancy on the Board. The Board of Directors determines the director nominees after considering the recommendation of the Nominating and Corporate Governance Committee.

         Suggestions by Stockholders. The Nominating and Corporate Governance Committee will consider suggestions by stockholders of individuals to serve on the Board of Directors when it makes its recommendations to the full Board of Directors of persons to be nominated as directors. Director candidates suggested by a stockholder will be considered by the Nominating and Corporate Governance Committee in a manner similar to the way that candidates suggested by a Committee member or by a member of the Board of Directors are considered. Any stockholder desiring to make a suggestion to the Nominating and Corporate Governance Committee of a director nominee should submit to the Committee the candidate's name and address; a statement of the candidate's business experience; an identification of other boards of directors and board committees on which the candidate serves; a statement indicating any relationship between the candidate and the Company itself, any customer, supplier or competitor of the Company or the stockholder making the suggestion; a statement that the candidate would be willing to serve if nominated and elected; an evaluation of the candidate in light of the Committee's established director qualifications; and any other information requested by the Committee. These suggestions should be made in writing and received no later than October 31, 2004 by:

         Chair, Nominating and Corporate Governance Committee
         Chromcraft Revington, Inc.
         1100 North Washington Street
         Delphi, Indiana 46923

         Stockholders also can nominate individuals for election as directors at any annual meeting of stockholders in addition to mailing suggestions to the Nominating and Corporate Governance Committee as provided above. To make such a nomination, a stockholder must comply with the procedures set forth in the Company's By-Laws. Those procedures are contained in Article IX of the By-Laws and are summarized under the heading "STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS" on page 21 of this proxy statement.

         Qualifications of Directors. When evaluating a prospective director nominee, the Nominating and Corporate Governance Committee will consider, among other qualifications, the prospective nominee's:

         -        level of integrity;

         - ability to make sound decisions and to exercise appropriate business judgment;

         -        business experience and knowledge of the Company's industry;

         - ability to devote sufficient time and attention to the performance of his duties as a director;

         - independence from the Company and its customers, suppliers and competitors;

         - potential contribution to the range of talent, skill and expertise needed or appropriate for the Board of Directors;

         - ability to represent the interests of the Company's stockholders; and

         - background or experience in financial, accounting or compensation matters.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Stockholders or other interested parties who desire to communicate with the full Board of Directors, the non-management directors or an individual director may write to:

         Chairman of the Board
         Chromcraft Revington, Inc.
         1100 North Washington Street
         Delphi, Indiana 46923

         A letter from a stockholder should state the stockholder's name and, if the stockholder's shares are held in street name, evidence of the stockholder's share ownership. Depending on the subject matter of the letter, the Chairman will:

         -        forward the letter to the appropriate director;

         - attempt to handle the inquiry directly such as, for example, where the letter contains a request for information about the Company or stock transfer matters or is primarily commercial in nature; or

         - not forward the letter to any director if it relates to an improper or irrelevant topic.

         At each Board meeting, the Chairman will present a summary of all letters received since the last Board meeting that were not forwarded to all directors and will make those letters available to any director.

ATTENDANCE AT ANNUAL MEETINGS

         The Board of Directors has adopted a policy that it expects all Board members to attend the Company's annual meeting of stockholders. All directors attended the Company's 2003 annual meeting.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes the annual and long term compensation paid by the Company to the executive officers of the Company for the years ended December 31, 2003, 2002 and 2001.

                                                                                   LONG TERM
                                              ANNUAL COMPENSATION             COMPENSATION AWARDS
                                     -------------------------------------  -----------------------
                                                                              SHARES
                                                                  OTHER     UNDERLYING      LTIP
           NAME AND                                BONUS          ANNUAL       STOCK        AWARD       ALL OTHER
     PRINCIPAL POSITION       YEAR    SALARY        (1)       COMPENSATION    OPTIONS        (2)       COMPENSATION
-------------------------------------------------------------------------------------------------------------------
Michael E. Thomas             2003   $ 406,667   $  99,555     $47,610(3)      46,567     $ 244,000    $  97,411(4)
Chairman, President           2002     387,500     456,435      55,590(3)     175,000       471,254       60,028(4)
and Chief Executive           2001     322,833         -0-      52,749(3)         -0-        72,926       95,067(4)
Officer of the Company

Frank T. Kane                 2003   $ 209,167   $  34,137         -0-         12,946     $  66,933    $  16,475(5)
Vice President- Finance,      2002     202,000     158,623         -0-        100,000       131,018          505(5)
Chief Financial Officer,      2001     185,000         -0-         -0-            -0-        22,288        8,308(5)
Secretary and Treasurer
of the Company

Stephen D. Healy (6)          2003   $ 215,000   $     -0-         -0-            -0-     $     -0-    $  10,034(7)
President of Cochrane         2002     207,500      20,483         -0-        100,000           -0-        2,000(7)
Furniture Company, Inc.
(a wholly-owned subsidiary
of the Company)

--------------

(1) The amounts included in this column were earned under the Chromcraft Revington Short Term Executive Incentive Plan (the "Short Term Incentive Plan") for the years indicated.

(2) For 2003 and 2002, the awards under the Chromcraft Revington Long Term Executive Incentive Plan (the "Long Term Incentive Plan") were paid in two components: 50% in a single lump sum cash amount and 50% in options to acquire shares of the Company's common stock. The cash and stock option components of the awards for 2003 and 2002 were paid or granted in 2004 and 2003, respectively. For 2001, awards under this Plan were paid entirely in cash.

(3) Includes amounts reimbursed to Mr. Thomas for taxes incurred on Company contributions to the Thomas SERP (as defined below) of $37,705, $43,406 and $46,426 for 2003, 2002 and 2001, respectively.

(4) Includes Company contributions to tax qualified retirement plans of $10,034, $500 and $425 for 2003, 2002 and 2001, respectively, and
         Company contributions pursuant to the Thomas SERP (as defined below) and payments for retirement benefits reduced under Internal Revenue Code restrictions of $87,378 of $59,528 and $94,642 for 2003, 2002 and
         2001, respectively.

(5) Represents Company contributions to tax qualified retirement plans of $9,985, $505 and $425 for 2003, 2002 and 2001, respectively, and payments for retirement benefits reduced under Internal Revenue Code restrictions of $6,490, -0- and $7,883 for 2003, 2002 and 2001,
         respectively.

(6) Compensation information is provided only for the years that Mr. Healy was deemed to be an executive officer of the Company.

(7)      Represents Company contributions to tax qualified retirement plans.

         Under applicable U.S. federal income tax laws, the Company generally cannot take a tax deduction for certain compensation paid to the individuals named in the Summary Compensation Table in excess of $1 million. However, certain performance-based compensation is fully deductible by the Company if certain requirements, including stockholder approval, are met. The Short Term Incentive Plan and the Long Term Incentive Plan were approved by the Company's stockholders in 2002.

STOCK OPTION GRANTS IN 2003

         The following table summarizes certain information concerning stock options granted in 2003 to the persons named in the Summary Compensation Table, and the value of the options held by such persons at December 31, 2003. The exercise price of the stock options equaled the average of the high and low selling prices of the Company's common stock, as reported by the New York Stock Exchange on the date of grant.


                                     PERCENT OF
                     NUMBER OF         TOTAL                                          POTENTIAL REALIZABLE VALUE AT
                       SHARES          OPTIONS                                     ASSUMED ANNUAL RATES OF STOCK PRICE
                     UNDERLYING      GRANTED TO                                     APPRECIATION FOR OPTION TERM (1)
                      OPTIONS        EMPLOYEES        EXERCISE      EXPIRATION     -----------------------------------
      NAME            GRANTED         IN 2003          PRICE           DATE            5%                      10%
----------------------------------------------------------------------------------------------------------------------
Michael E. Thomas      46,567          55.4%          $  12.20       02/03/13      $  357,283               $  905,431

Frank T. Kane          12,946          15.4%          $  12.20       02/03/13      $   99,328               $  251,717

Stephen D. Healy            -             -                  -              -               -                        -

--------------

(1) These dollar amounts represent a hypothetical increase in the price of the common stock, less the exercise price, from the date of option grant until the expiration date of the option at the rate of 5% and 10% per annum compounded. The actual value, if any, of stock options is dependent on the future performance of the Company's common stock. There can be no assurance that the amounts assumed in these columns will be achieved or that higher amounts will not be achieved.

AGGREGATED OPTION EXERCISES IN 2003 AND YEAR END OPTION VALUES

         The following table summarizes certain information concerning stock options exercised in 2003 by the persons named in the Summary Compensation Table, and the value of the options held by such persons at December 31, 2003.

                                                       NUMBER OF SHARES UNDERLYING               VALUE OF UNEXERCISED
                           SHARES                         UNEXERCISED OPTIONS AT               IN-THE-MONEY OPTIONS AT
                          ACQUIRED                           DECEMBER 31, 2003                   DECEMBER 31, 2003 (1)
                             ON          VALUE         -----------------------------         -----------------------------
    NAME                  EXERCISE     REALIZED        EXERCISABLE     UNEXERCISABLE         EXERCISABLE     UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------------
Michael E. Thomas          49,500      $ 177,210         270,229          116,667             $ 101,481        $ 99,167

Frank T. Kane              13,200      $  47,256          86,652           80,000             $  32,153        $ 68,000

Stephen D. Healy                -              -          72,476           80,000             $  55,095        $ 68,000

--------------

(1) Value per share is calculated by subtracting the exercise price from the closing price of the Company's common stock of $11.34 per share on December 31, 2003, as reported on the New York Stock Exchange.

EMPLOYMENT AGREEMENTS

         Michael E. Thomas. The Company and Mr. Thomas are parties to an employment agreement, as amended, which provides, among other items, for the employment by the Company of Mr. Thomas as the Company's Chairman of the Board, President and Chief Executive Officer through April 23, 2005. The employment agreement provides for automatic extensions for successive one-year periods upon expiration of the initial term, or any renewal term, unless the Company or Mr. Thomas gives notice of termination at least 180 days before the termination date. The Company may terminate the employment of Mr. Thomas with or without cause (as defined in the employment agreement) or in the event of the disability of Mr. Thomas. If the Company terminates the employment of Mr. Thomas with cause, then he is entitled to receive his monthly base salary for a three-month period following his termination. If the Company terminates the employment of Mr. Thomas without cause, then he is entitled to receive an amount equal to twice the sum of his then-current annual base salary plus the higher bonus earned by him under the Short Term Incentive Plan in the two fiscal years prior to termination. In the event of termination due to disability, Mr. Thomas will continue to receive his then-current annual base salary, less any payments equivalent to those provided by the Company's benefit plans and by any government sponsored program, for a 24-month period following the termination.

         If Mr. Thomas terminates his employment following a change in control of the Company (as defined in his employment agreement) and, in addition, a reduction in his duties, a diminution in his salary or benefits or a relocation of his principal place of employment occurs, then the Company will be required to pay him, as severance pay, a lump sum amount equal to twice the sum of his then-current annual base salary plus the higher bonus earned by him under the Short Term Incentive Plan in the two fiscal years prior to the change in control.

         Under his employment agreement, Mr. Thomas receives a base salary of not less than $400,000 during each year that the employment agreement is in effect and will be entitled to participate in the incentive compensation plans and programs generally available to executives of the Company. The Company also pays the premiums on insurance covering Mr. Thomas' life having a total face amount of $1.5 million.

         In addition, Mr. Thomas may not compete against the Company during his employment by the Company and during the two-year period following termination of his employment.

         Frank T. Kane. The Company also has entered into an employment agreement with Frank T. Kane which provides, among other items, for the employment by the Company of Mr. Kane as the Company's Vice President-Finance, Chief Financial Officer, Secretary and Treasurer through March 15, 2005. The employment agreement provides for automatic extensions for successive one-year periods upon expiration of the initial term, or any renewal term, unless the Company or Mr. Kane gives notice of termination at least 180 days before the termination date. The Company may terminate the employment of Mr. Kane with or without cause (as defined in the employment agreement) or in the event of the disability of Mr. Kane. Mr. Kane may terminate his employment with or without good reason (as defined in the employment agreement). If the Company terminates Mr. Kane's employment with cause or if Mr. Kane terminates his employment without good reason, then the Company is required to pay him, in a lump sum, his monthly base salary for a three-month period following his termination. If the Company terminates Mr. Kane's employment without cause or if Mr. Kane terminates his employment with good reason, then the Company is required to pay him in 24 equal monthly installments an amount equal to twice the sum of his then-current annual base salary and the higher cash bonus under the Short Term Incentive Plan (up to the target award rate) paid to him in the two fiscal years preceding termination. In the event of termination due to disability, Mr. Kane will receive his then-current annual base salary earned through the date of termination.

         If Mr. Kane terminates his employment following a change in control of the Company (as defined in the employment agreement) and, in addition, a reduction in his duties, a diminution in his salary or benefits or a relocation of his principal place of employment occurs, then the Company will be required to pay him, as severance pay, a lump sum amount equal to twice the sum of his then-current annual base salary and the higher cash bonus under the Short Term Incentive Plan (up to the target award rate) paid to him in the two fiscal years preceding termination.

         Under his employment agreement, Mr. Kane receives a base salary of not less than $205,000 during each year that the employment agreement is in effect and will be entitled to participate in the incentive compensation plans and programs generally available to executives of the Company.

         Under his employment agreement, Mr. Kane may not compete against the Company during his employment by the Company and during the two-year period following termination of his employment. However, if the Company elects not to extend the term of Mr. Kane's employment agreement, then Mr. Kane may not compete against the Company for a one-year period following termination of his employment.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         Effective as of March 31, 1992, the Company established pursuant to Mr. Thomas' employment agreement a supplemental executive retirement plan for the purpose of providing supplemental retirement benefits to Mr. Thomas upon his retirement from the Company (the "Thomas SERP"). The manner by which payments of the Thomas SERP were to be made was specified in a supplemental retirement benefits agreement dated August 21, 1992, as amended, between the Company and Mr. Thomas. The supplemental retirement benefits agreement provides that the Thomas SERP is implemented through a whole life insurance policy as to which the Company will pay up to 15 annual premium payments through 2007; provided, however, that the Company is not obligated to pay the premiums on the insurance policy upon the termination of Mr. Thomas' employment.

         On March 3, 2004, the Company and Mr. Thomas entered into a supplement to the employment agreement and the supplemental retirement benefits agreement. Among other items, the supplement (i) clarifies the calculation, timing and funding of the Thomas SERP, and (ii) amends certain provisions of Mr. Thomas' employment agreement and supplemental retirement benefits agreement.

         The Thomas SERP currently provides that Mr. Thomas will receive lifetime retirement income from the Company equal to 60% of the average of his salary plus any bonus earned under the Short Term Incentive Plan during Mr. Thomas' final three calendar years of employment with the Company, but reduced by offsets of the annuitized amount of the account balances attributable to Company contributions (and investment earnings thereon) under certain employee benefit plans and insurance policies as well as the annualized benefit payable under a defined benefit plan of a predecessor company. The Thomas SERP is payable upon any termination of Mr. Thomas' employment (except a termination with cause) or upon his retirement before or after he attains age 65.

         The supplement also provides that Mr. Thomas will receive a minimum annual retirement benefit from the Company equal to $400,000 per year, reduced by the offsets described above, regardless of the amount of his salary plus any bonuses paid under the Short Term Incentive Plan during his final three calendar years of employment and regardless of whether Mr. Thomas retires before or after age 65. Based upon the formula contained in the supplement, which governs the amount of the Thomas SERP, the annual benefit payable under the Thomas SERP (but excluding the applicable offsets) if Mr. Thomas were to retire from the Company in 2004 would equal the minimum annual retirement benefit of $400,000.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee has furnished the report set forth below on executive compensation for the year ended December 31, 2003. The functions of the Compensation Committee are described above under the heading "CORPORATE GOVERNANCE AND BOARD MATTERS."

         An objective of the Compensation Committee is to help assure that executive compensation bears a reasonable relationship to corporate performance, business strategy and increases in stockholder value. The following principles currently serve as guidelines for compensation recommendations and decisions of the Compensation Committee:

         - Reward executives through appropriate incentive compensation and ownership in the Company for achievement of short term and long term business goals and strategies.

         - Align executive officer compensation with the success of the Company such that compensation is based, in part, upon performance in order to create an environment that rewards performance.

         - Provide a total executive compensation package that enables the Company to attract and retain appropriate executives.

         The Compensation Committee periodically reviews information relating to comparable companies in order to establish general guidelines for executive officer compensation. In addition, the Compensation Committee has retained an independent compensation consultant to review the competitiveness of the executive compensation program in relation to other comparable companies, including those in the peer group set forth under the heading "Stock Performance Graph."

         The principal elements of the compensation program for executive officers, including Mr. Thomas, the Chief Executive Officer of the Company, are summarized below.

BASE SALARY

         Base salary levels are set based upon the requirements of the executive's employment agreement with the Company, competitive market conditions and the executive's job performance. In determining the 2003 base salary increases for Mr. Thomas and the other executive officers of the Company, the Compensation Committee considered several factors, including the executive's responsibilities, duties, performance and experience, as well as base salaries for executives holding similar positions at comparable companies, but no specific weights were placed on any of these factors.

         For 2003, Mr. Thomas received a base salary of $406,667, representing a 4.9% increase in his base salary from 2002. Under his employment agreement with the Company, Mr. Thomas is to receive a base salary of not less than $400,000 per year.

SHORT TERM INCENTIVE PLAN

         The Company maintains the Short Term Incentive Plan to focus the efforts of its executive officers on the short term performance of the Company. Each year, the Compensation Committee sets performance standards that must be satisfied for an award to be made under the Short Term Incentive Plan and corresponding award rates. Awards under the Short Term Incentive Plan are payable in cash. For 2003, the performance factors for Mr. Thomas were based on the Company's (i) cash flow, (ii) sales, and (iii) reduction of bank debt.

         In 2003, Mr. Thomas earned an award of $99,555 under the Short Term Incentive Plan.

LONG TERM INCENTIVE PLAN

         The Company maintains the Long Term Incentive Plan to focus the efforts of its executive officers on the long term performance of the Company. Each year, the Compensation Committee sets performance standards that must be satisfied for an award to be made under the Long Term Incentive Plan and corresponding award rates. For the two-year performance period ended December 31, 2003, performance factors for Mr. Thomas were based on the Company's (i) cash flow, (ii) sales, (iii) reduction of bank debt, and (iv) return on equity compared to the average return on equity for the Company's peer group. Awards under the Long Term Incentive Plan are paid 50% in a single lump sum cash amount and 50% in options to acquire shares of the Company's common stock. Stock options awarded under the Long Term Incentive Plan are subject to the provisions of the 1992 Stock Option Plan.

         Mr. Thomas earned a Long Term Incentive Plan award of $244,000 attributable to the 2002-2003 performance period, with 50% of the award paid in a cash sum of $122,000 and 50% paid in the form of a stock option grant of 26,464 shares of the Company's common stock valued under the Black-Scholes option pricing model.

                                       MEMBERS OF THE COMPENSATION COMMITTEE

                                       David L. Kolb, Chairman
                                       Larry P. Kunz
                                       Theodore L. Mullett
                                       Warren G. Wintrub

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As noted above, the Compensation Committee is comprised of four non-employee directors: Messrs. Kolb, Kunz, Mullett and Wintrub. No member of the Compensation Committee is or was formerly an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers of that entity serving as a member of the Company's Board of Directors.

                              INDEPENDENT AUDITORS

GENERAL

         KPMG LLP audited the financial statements of the Company for the year ended December 31, 2003 and has been appointed by the Audit Committee of the Board of Directors to audit the financial statements of the Company for the year ending December 31, 2004. A representative of KPMG LLP will be present at the annual meeting, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

FEES TO INDEPENDENT AUDITORS

         The following table presents the fees billed or to be billed by KPMG LLP to the Company for services performed in connection with the years ended December 31, 2003 and 2002.

                                2003             2002
                                ----             ----
Audit fees (1)               $  201,250       $  190,100
Audit-related fees (2)           16,500            8,000

Tax fees                            -0-              -0-
All other fees (3)               51,906            4,830
                             ----------       ----------
   Total                     $  269,656       $  202,930
                             ==========       ==========

(1) Audit fees represented fees for professional services rendered in connection with the audit of the Company's financial statements for the years ended December 31, 2003 and December 31, 2002 and the review of the Company's financial statements included in its Quarterly Reports on Form 10-Q filed in 2003 and 2002.

(2) Audit-related fees represented fees for professional services rendered in connection with audits of the Company's employee benefit plans.

(3) All other fees consisted of non-audit services rendered in connection with accounting and employee benefit plan advice and consultation.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee has furnished the report set forth below on the Company's audited financial statements for the year ended December 31, 2003. The functions of the Audit Committee are described above under the heading "CORPORATE GOVERNANCE AND BOARD MATTERS."

         The Audit Committee reviewed and discussed with management and the independent auditors the Company's audited financial statements as of and for the year ended December 31, 2003. Management has the primary responsibility for the Company's financial statements and the reporting process, including the Company's system of internal controls. The Company's independent auditors, KPMG LLP, audited the Company's financial statements as of and for the year ended December 31, 2003 and expressed an opinion that the financial statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries as of and for such year in conformity with accounting principles generally accepted in the United States of America.

         The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. Additionally, the Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors their independence. The Committee relies on the information and representations provided to it by management and the independent auditors.

         Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

                                       MEMBERS OF THE AUDIT COMMITTEE

                                       Theodore L. Mullett, Chairman
                                       David L. Kolb
                                       Larry P. Kunz
                                       Warren G. Wintrub

                        ANNUAL REPORT AND PROXY STATEMENT

         A copy of the Company's 2003 annual report to stockholders, including the audited consolidated financial statements as of and for the year ended December 31, 2003, is enclosed with this proxy statement. The 2003 annual report to stockholders does not constitute proxy soliciting material.

         In an effort to reduce printing costs and postage fees, the Company has adopted a practice whereby stockholders who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one copy of this proxy statement and the 2003 annual report unless one or more of these stockholders notifies the Company that they wish to receive individual copies of these materials. The Company will deliver promptly upon written or oral request a separate copy of this proxy statement and its 2003 annual report to any stockholder at a shared address to which a single copy of those materials was sent.

         If a stockholder shares an address with another stockholder and received only one copy of this proxy statement and the annual report this year but would like to receive a separate copy of these materials in the future, or if a stockholder received multiple copies of this proxy statement and the 2003 annual report but would like to receive a single copy of the Company's proxy statement and annual report in the future, please contact the Company.

         Stockholders may contact the Company by mail at 1100 North Washington Street, Delphi, Indiana 46923 or by telephone at (765) 564-3500. In either case, you should direct your communication to Mr. Frank T. Kane, Corporate Secretary of the Company.

                             STOCK PERFORMANCE GRAPH

         The graph set forth below compares the cumulative total stockholder return of the Company's common stock with the cumulative total stockholder return of (i) the NYSE Market Value Index, and (ii) an industry peer group index compiled by the Company that consists of several companies. The graph assumes $100 was invested on December 31, 1998 in the Company's common stock, the NYSE Market Value Index and the peer group index and assumes the reinvestment of dividends, if any.

                            [STOCK PERFORMANCE GRAPH]

                               1998        1999       2000        2001        2002        2003
                               ----        ----       ----        ----        ----        ----
CHROMCRAFT REVINGTON, INC.    100.00       63.40      60.38       65.09       78.79       68.47
     PEER GROUP INDEX         100.00       93.63      83.16      101.90      107.82      112.09
     NYSE MARKET INDEX        100.00      109.50     112.11      102.12       83.42      108.07

The peer group includes the following companies: Bassett Furniture Industries, Inc., Bush Industries, Inc., Flexsteel Industries, Inc., Kimball International, Inc., La-Z-Boy Incorporated, Rowe Furniture Corporation and Stanley Furniture Company, Inc. Calculations for this graph were prepared by MGFS of Richmond, Virginia.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         In addition to the notice requirements described below, stockholder proposals desired to be considered for inclusion in the Company's proxy soliciting materials relating to the 2005 annual meeting of stockholders must be received by the Company at its principal executive office no later than November 29, 2004 and must be submitted in accordance with all rules and regulations under the Securities Exchange Act of 1934.

         Stockholders desiring to make a director nomination or a proposal for any business or matter at any annual or special meeting of stockholders of the Company must comply with the notice procedures provided in the Company's By-Laws. Those procedures are summarized below.

         Nominations for the election as directors and proposals for any business or matter to be presented at any annual or special meeting of stockholders may be made by any stockholder of record of the Company entitled to vote in the election of directors or on the business or matter to be presented, as the case may be, or by the Board of Directors of the Company. In order for a stockholder to make any such nomination or proposal, the stockholder must give notice thereof in writing by certified first class United States mail, return receipt requested, or by receipted overnight delivery to the Corporate Secretary of the Company. Such notice must be received by the Company not later than the following date: (i) with respect to any annual meeting of stockholders, not less than 120 days or more than 180 days prior to the first anniversary of the date of the notice for the previous year's annual meeting of stockholders, or (ii) with respect to any special meeting of stockholders, not more than 15 days following the date of the notice for such special meeting. No notice of any kind under this procedure is required for any nominations for the election as directors or any proposals for any business or matter made by the Board of Directors of the Company.

         Each such notice given by a stockholder with respect to nominations for the election of directors must set forth as to each nominee: (i) the name, age, address and telephone number of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the number of shares of stock of the Company beneficially owned by the nominee, and (iv) any arrangement pursuant to which the nomination is made or the nominee will serve or may be elected. The stockholder making such nominations must also promptly provide any other information relating to his nominees as may be reasonably requested by the Company.

         Each such notice given by a stockholder with respect to proposals for any business or other matter to be presented at any meeting of stockholders must set forth as to each matter: (i) a brief description of the business or matter desired to be presented at the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Company's list of stockholders for the meeting, of the stockholder making such proposal, (iii) the class and number of shares of stock of the Company beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such proposal. The stockholder making such proposal must also promptly provide any other information relating to his proposal as may be reasonably requested by the Company.

         If any nomination or proposal is not made in accordance with the requirements of this notice procedure, the chairman of the annual or special meeting of stockholders at which such nomination or proposal is sought to be presented may determine that the nomination or proposal was not made in accordance with the notice procedure and, in such event, he may declare to the meeting that the defective nomination or proposal is out of order and will be disregarded and not presented for a vote of the stockholders. This notice procedure does not require the Company to hold any meeting of stockholders for the purpose of considering any nomination or proposal made by any stockholder.

                     DISCRETIONARY VOTING AND OTHER MATTERS

               As of the date of this proxy statement, the Board of Directors knows of no matters other than the two items of business identified in the attached Notice of Annual Meeting of Stockholders to come before the annual meeting. If other matters properly come before the annual meeting, the persons named in the enclosed proxy will have authority to vote pursuant to such proxy at the annual meeting in accordance with the directions of the Company's Board of Directors.

                                       By Order of the Board of Directors,

                                       Frank T. Kane
                                       Vice President-Finance,
                                       Chief Financial Officer,
                                       Secretary and Treasurer

March 30, 2004

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER

I.       PURPOSE

         The primary objectives of the Audit Committee are to assist the Board of Directors in its oversight of (i) the integrity of the financial statements of Chromcraft Revington, Inc. (the "Company"), (ii) the qualifications and independence of the Company's independent auditors, (iii) the performance of the Company's internal audit function, and (iv) the Company's compliance with certain applicable legal and regulatory requirements. In addition, the Audit Committee shall appoint, oversee the performance of and approve the fees of the Company's independent auditors.

         In addition, the Audit Committee shall serve as the qualified legal compliance committee in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

         The Audit Committee shall also prepare the Committee report to be included in the Company's annual meeting proxy statement.

II.      RESPONSIBILITIES

         The Audit Committee's primary responsibilities include:

INDEPENDENT AUDITORS

         - The Committee shall have the sole authority to appoint or replace the independent auditors (subject, if applicable, to stockholder ratification), and the independent auditors shall report directly to the Committee. The Committee shall be directly responsible for the oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

                  The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934 which are approved by the Committee prior to the completion of the audit. The Committee may delegate authority to subcommittees to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

         - Review and approve the audit fees and all other engagement fees or compensation to be paid to the independent auditors.

         - Meet with the independent auditors prior to the commencement of the annual audit to discuss planning, staffing and budgeting of the audit.

         - Review with the independent auditors any problems or difficulties and management's response to any material questions or issues posed by the independent auditors during the engagement. Among the items the Committee may review with the independent auditors are any communications between the audit team and the independent auditors' national office with respect to auditing or accounting issues presented by the engagement, as well as any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors.

         - Discuss with the independent auditors the Company's financial and accounting personnel and the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of internal controls or particular areas where new or more detailed controls or procedures are desirable or necessary

         - Obtain and review a report from the independent auditors at least annually regarding (i) the independent auditors' internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditors and the Company.

         - Evaluate the qualifications, performance and independence of the independent auditors, including a review and evaluation of the lead partner of the independent auditors, and taking into account the opinions of management. The Committee should present its conclusions with respect to the independent auditors to the Board of Directors.

         - Assure that the lead audit partner of the independent auditors and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002.

         - Obtain from the independent auditors assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

         - Establish clear hiring policies for employees and former employees of the independent auditors.

FINANCIAL STATEMENTS AND REPORTING

         - Review and discuss with management and the independent auditors the Company's annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board of Directors whether the audited financial statements should be included in the Company's Form 10-K.

         - Review and discuss with management and the independent auditors the Company's quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of each Form 10-Q of the Company, including the results of the independent auditors' reviews of the quarterly financial statements to the extent applicable.

         - Review and discuss with management and the independent auditors, as applicable, (i) the Company's selection or application of critical accounting policies or principles, including any significant changes in the Company's selection or application of critical accounting policies or principles, (ii) any major issues regarding the Company's critical accounting policies or principles and financial statement presentation, (iii) any major issues with respect to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies or weaknesses, (iv) analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, (v) any off-balance sheet transactions, items or obligations (including contingent obligations) and any other relationships of the Company with unconsolidated entities that may have a current or future material effect on the Company's financial statements, (vi) any pro forma information proposed to be included in the Company's financial statements, (vii) any accounting adjustments that were identified or proposed by the independent auditors that were not implemented, and (viii) the effects of regulatory and accounting initiatives on the Company's financial statements.

         - Review and discuss with management and the independent auditors, as applicable, the type and presentation of information to be included in earnings press releases (including any use of pro forma or adjusted non-GAAP information), as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts, rating agencies or the public.

         - Review with management and the independent auditors any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues with respect to the Company's financial statements, accounting policies or internal controls.

         - Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

         - Review disclosures made to the Committee by the Chief Executive Officer and the Chief Financial Officer in connection with their certification process for the Company's Form 10-K and Form 10-Q regarding any significant deficiencies or material weaknesses in the design or operation of the Company's internal controls or its disclosure controls and procedures, and any fraud involving management or other employees who have a significant role in the internal controls.

         - Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

INTERNAL AUDIT FUNCTION

         -        Assure that the Company maintains an internal audit function.

         - Review the internal audit function of the Company, including the independence, competence, staffing and authority of the internal auditor, the reporting relationships among the internal auditor, financial management and the Committee, the internal audit reporting obligations, the proposed internal audit plans for each fiscal year and the coordination of such plans with the independent auditors.

         - Review and approve the appointment, dismissal and fees of the internal auditor.

         - Review at least annually the exceptions noted in the reports to the Committee by the internal auditor and the progress made in responding to any exceptions.

GENERAL

         - Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         - Review and approve changes to the Company's Code of Ethics for senior financial managers.

         - Review and approve all related-party transactions involving the Company.

         - Discuss with management any second opinions sought from an accounting firm other than the Company's independent auditors, including the substance and reasons for seeking any such opinion.

         - Discuss with the Company's legal counsel any legal or regulatory matters that may have a material impact on the Company's financial statements or its compliance and reporting policies.

         - Make regular reports to the Board of Directors of material actions taken by the Committee.

         - Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors.

         - Perform other activities that the Board of Directors deems necessary or advisable.

III.     LIMITATION OF AUDIT COMMITTEE'S ROLE

         While the Committee has the responsibilities set forth in this Charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

IV.      MEMBERSHIP

         The Committee shall consist of at least three members of the Board of Directors as the Board shall determine from time to time in its discretion. Each member of the Committee shall satisfy the independence and experience requirements of the principal securities exchange or market on which the Company's common stock is traded, Section 10A-3 of the Securities Exchange Act of 1934, the rules and regulations of the Securities and Exchange Commission and the QLCC composition requirements promulgated by the Commission. At least one member of the Committee must be an "audit committee financial expert" as defined by the Commission. Committee members shall not, except with the approval of the Board of Directors, simultaneously serve on this Committee and on the audit committees of more than two other public companies.

         The members of the Committee shall be appointed by the Board of Directors in its discretion and shall serve until their respective successors are selected or until their earlier death, resignation or removal. Unless a Chairperson is selected by the Board of Directors, members of the Committee shall elect a Chairperson by a majority vote of the entire Committee. Committee members shall serve at the pleasure of the Board and may be removed, with or without cause, by a majority vote of the directors present at a meeting of the Board of Directors.

         The Committee may delegate its authority to a subcommittee or subcommittees.

V.       MEETINGS

         The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditor and the independent auditors in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's legal counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

         The Chairperson of the Committee shall preside at each Committee meeting. The Chairperson or any member of the Committee may call a meeting of the Committee upon notice to each other member at least forty-eight hours prior to the meeting. Any Committee member may waive notice of a meeting. A majority of the entire Committee shall constitute a quorum for any meeting. If a quorum is present at a Committee meeting, a majority vote of the members present at such meeting shall be required to approve any action of or to decide any question brought before the Committee.

VI.      ADVISORS

         The Committee shall have the exclusive authority to retain (including authority to approve fees and other retention terms), at the expense of the Company, and to terminate any accounting or other consultants to advise the Committee, as well as to retain any legal or other advisors as it deems appropriate. The Committee shall also have the authority, to the extent it deems appropriate, to conduct or authorize investigations into any matters within the scope of its responsibilities. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to (i) the independent auditors for the purpose of rendering or issuing an audit report or performing other services for the Company, and (ii) all legal, consultant and other advisors employed by the Committee.

VII.     PERFORMANCE REVIEW

         The Committee shall conduct and present to the Board an annual performance evaluation of the Committee.

                                     * * *

                                                                      APPENDIX B

                         COMPENSATION COMMITTEE CHARTER

I.       PURPOSE

The primary objectives of the Compensation Committee are (i) to assist the Board of Directors in fulfilling its responsibilities relating to the compensation of the executive officers of Chromcraft Revington, Inc. (the "Company"), and (ii) to prepare the Committee report to be included in the Company's annual meeting proxy statement.

II.      RESPONSIBILITIES

The Compensation Committee's primary responsibilities include:

         - On an annual basis, reviewing and approving the Company's goals and objectives relevant to compensation of the Company's chief executive officer, evaluating the CEO's performance in light of those goals and objectives and having the sole authority to determine the CEO's compensation (including salary, incentive and equity compensation and other compensation) based on this evaluation. In determining the long-term incentive compensation of the CEO, the Committee should consider, among other factors, the Company's performance and stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years.

         - Determining the compensation (including salary, incentive and equity compensation and other compensation) of the Company's other executive officers.

         - Developing the philosophies, policies and practices relating to compensation and benefits for executive management of the Company and its subsidiaries.

         - Discussing with the CEO the compensation of the executive management of the Company's subsidiaries.

         - Administering the Company's stock option plans for key employees and for directors, including the approval of grants and awards, and otherwise exercising the power and authority permitted, under such plans and including the approval of changes or amendments not requiring stockholder approval.

         - Administering the Company's short term executive incentive plan and long term executive incentive plan, including the approval of award rates, performance factors and performance standards, and otherwise exercising the power and authority permitted, under such plans and including the approval of changes or amendments not requiring stockholder approval.

         - Reviewing and making recommendations to the Board of Directors regarding any employment agreements for executive management of the Company and its subsidiaries.

         - Reviewing and making recommendations to the Board of Directors regarding director compensation (including retainers, director and committee meeting fees, committee chairs' fees, equity compensation and other items as appropriate).

         - Requiring the CEO to develop an appropriate succession plan for the CEO and the other executive officers of the Company, including succession in the event of retirement or emergency, and, upon such development, approving the succession plan.

         - Reviewing and approving insurance coverage for directors and officers.

         - Reviewing and assessing this charter and recommending any changes to the Board of Directors.

         - Performing other activities that the Board of Directors deems necessary or advisable.

III.     MEMBERSHIP AND ORGANIZATION

         - The Committee shall consist of at least three members of the Board of Directors as the Board shall determine from time to time in its discretion.

         - Each Committee member shall: (i) satisfy the director independence requirements as determined from time to time by the principal securities exchange or market on which the Company's common stock is traded, (ii) be a "non-employee director" as that term is defined under Rule 16b-3 of the Securities and Exchange Commission, and (iii) be an "outside director" as that term is defined for purposes of Section 162(m) of the Internal Revenue Code.

         - The members of the Committee shall be appointed by the Board of Directors and shall serve until their respective successors are selected or until their earlier death, resignation or removal. Unless a Chairperson is selected by the Board of Directors, members of the Committee shall elect a Chairperson by a majority vote of the entire Committee. Committee members shall serve at the pleasure of the Board and may be removed, with or without cause, by a majority vote of the directors present at a meeting of the Board of Directors.

         - The Committee may delegate its authority to a subcommittee or subcommittees.

         - The Committee shall make reports to the Board of Directors of material actions taken by it.

IV.      MEETINGS

The Committee shall meet as often as its members deem necessary to perform the Committee's responsibilities. The Chairperson of the Committee shall preside at each Committee meeting. The Chairperson or any member of the Committee may call a meeting of the Committee upon notice to each other member at least forty-eight hours prior to the meeting. Any Committee member may waive notice of a meeting. A majority of the entire Committee shall constitute a quorum for any meeting. If a quorum is present at a Committee meeting, a majority vote of the members present at such meeting shall be required to approve any action of or to decide any question brought before the Committee.

V.       ADVISORS

The Committee shall have the exclusive authority to retain (including authority to approve fees and other retention terms), at the expense of the Company, and terminate any compensation consultants which may be used to assist the Committee in the evaluation of director, CEO or executive compensation, as well as to retain any legal and other advisors as it deems appropriate.

VI.      PERFORMANCE REVIEW

The Committee shall conduct and present to the Board an annual performance evaluation of the Committee.

                                      * * *

                                                                      APPENDIX C

                       NOMINATING AND CORPORATE GOVERNANCE
                                COMMITTEE CHARTER

I.       PURPOSE

The primary objectives of the Nominating and Corporate Governance Committee are to assist the Board of Directors by (i) identifying individuals who are qualified to become directors of Chromcraft Revington, Inc. (the "Company"),
(ii) recommending to the Board the director nominees for election at each annual meeting of stockholders, (iii) recommending to the Board any matters relating to the structure, authority and membership of the Board's committees, (iv) developing and recommending to the Board corporate governance guidelines applicable to the Company as well as matters of corporate governance generally, and (v) overseeing the evaluation of the Board of Directors and the Board's committees.

II.      RESPONSIBILITIES

The Nominating and Corporate Governance Committee's primary responsibilities include:

         - Leading the search to identify individuals qualified to become members of the Company's Board of Directors, reviewing possible candidates for election to the Board of Directors and recommending to the Board of Directors the director nominees to be elected at each annual meeting of stockholders.

         - Making recommendations to the Board of Directors regarding the size and composition of the Board and developing and recommending to the Board qualifications for the selection of individuals to be considered as candidates for election as directors of the Company.

         - Reviewing and making recommendations to the Board of Directors regarding the structure, authority and membership qualifications of the Board's committees. The Committee shall make recommendations annually to the Board regarding the directors to serve as members of each committee and shall recommend committee members to fill vacancies as needed.

         - Developing and recommending to the Board of Directors corporate governance guidelines applicable to the Company. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes to the Board as necessary.

         - Confirming that the Company's chief executive officer has made the required certifications to the New York Stock Exchange.

         - Reviewing and recommending to the Board of Directors any changes to the Company's Code of Business Conduct and Ethics.

         - Developing and recommending to the Board of Directors an annual self-evaluation process for the Board and its committees. The Committee shall oversee the annual self-evaluations.

         - Assuring that an evaluation of the executive management of the Company occurs annually.

         - Reviewing and assessing this charter and recommending any changes to the Board of Directors.

         - Performing other activities that the Board of Directors deems necessary or advisable.

III.     MEMBERSHIP AND ORGANIZATION

         - The Committee shall consist of at least three members of the Board of Directors as the Board shall determine from time to time in its discretion. Each Committee member shall satisfy the director independence requirements as determined from time to time by the principal securities exchange or market on which the Company's common stock is traded.

         - The members of the Committee shall be appointed by the Board of Directors and shall serve until their respective successors are selected or until their earlier death, resignation or removal. Unless a Chairperson is selected by the Board of Directors, members of the Committee shall elect a Chairperson by a majority vote of the entire Committee. Committee members shall serve at the pleasure of the Board and may be removed, with or without cause, by a majority vote of the directors present at a meeting of the Board of Directors.

         - The Committee may delegate its authority to a subcommittee or subcommittees.

         - The Committee shall make reports to the Board of Directors of material actions taken by it.

IV.      MEETINGS

The Committee shall meet as often as its members deem necessary to perform the Committee's responsibilities. The Chairperson of the Committee shall preside at each Committee meeting. The Chairperson or any member of the Committee may call a meeting of the Committee upon notice to each other member at least forty-eight hours prior to the meeting. Any Committee member may waive notice of a meeting. A majority of the entire Committee shall constitute a quorum for any meeting. If a quorum is present at a Committee meeting, a majority vote of the members present at such meeting shall be required to approve any action of or to decide any question brought before the Committee.

V.       ADVISORS

The Committee shall have the exclusive authority to retain (including authority to approve fees and other retention terms), at the expense of the Company, and to terminate any search firms which may be used to identify director candidates, as well as to retain any consulting, legal and other advisors as its deems appropriate.

VI.      PERFORMANCE REVIEW

The Committee shall conduct and present to the Board an annual performance evaluation of the Committee.

                                      * * *

                        ANNUAL MEETING OF STOCKHOLDERS OF

                           CHROMCRAFT REVINGTON, INC.

                                   MAY 4, 2004

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                           ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.

     Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                  VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. ELECTION OF DIRECTORS. To elect as directors the nominees named below to hold office until the 2005 annual meeting of stockholders and until their respective successors are duly elected and qualified.

                                NOMINEES:

[ ] FOR ALL NOMINEES             -   Stephen D Healy
                                 -   David L. Kolb
[ ] WITHHOLD AUTHORITY           -   Larry P. Kunz
    FOR ALL NOMINEES             -   Theodore L. Mullett
                                 -   Michael E. Thomas
[ ] FOR ALL EXCEPT               -   Warren G. Wintrub
    (See instruction below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: -

To change the address on your account, please check the
box at right and indicate your new address in the address         [ ]
space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

2. RATIFICATION OF APPOINTMENT OF KPMG LLP. Ratification   FOR  AGAINST  ABSTAIN
   of the appointment of KPMG LLP as the independent       [ ]    [ ]      [ ]
   auditors for the Company for the year ending December
   31, 2004.

3. OTHER MATTERS. In their discretion, on such other matters as may properly come before the annual meeting of stockholders and any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES NAMED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2004. WITH RESPECT TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS, THE PROXIES NAMED HEREIN WILL HAVE THE AUTHORITY TO VOTE ON SUCH MATTERS AND INTEND TO VOTE IN ACCORDANCE WITH THE DIRECTIONS OF THE COMPANY'S BOARD OF DIRECTORS.

Signature of Stockholder [         ]   Date: [         ]
Signature of Stockholder [         ]   Date: [         ]

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                           CHROMCRAFT REVINGTON, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR USE AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints MICHAEL E. THOMAS and FRANK T. KANE, and each of them singly, as proxies, each having the power to appoint his substitute, to represent and to vote all shares of common stock of Chromcraft Revington, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 4, 2004, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present, as follows:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)